Exhibit 1.1

EXECUTION VERSION

UNION PACIFIC CORPORATION

Debt Securities

UNDERWRITING AGREEMENT

1.Introduction.  Union Pacific Corporation, a Utah corporation (the “Company”), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 2(a) (“Registered Securities”).  Each series of Registered Securities will be issued under an indenture, between the Company and the trustee named therein, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale.  Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with the terms of offering determined at the time of sale.

The Registered Securities involved in any such offering are hereinafter referred to as the “Securities” and the applicable indenture pursuant to which such Securities are issued is hereinafter referred to as the “Indenture”.  The firm or firms which agree to purchase the Securities are hereinafter referred to as the “Underwriters” of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 2(b), 6(b) and 7 and the second sentence of Section 3), shall mean the Underwriters.

2.Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)A registration statement, including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission (“Commission”) on Form S-3 (No. 333-201958) on February 9, 2015 and has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means, with respect to any offering of Securities, the time specified as the “Applicable Time” in the Terms Agreement with respect to such Securities.

“Closing Date” has the meaning defined in Section 3 hereof.

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” of the Registration Statement relating to the Securities means each of the (x) time of the filing of the Registration Statement, (y) any amendment thereto and (z) the time of the first contract of sale of the Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means, with respect to any offering of Securities, any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors of such Securities, as evidenced by its being so specified in a schedule to the applicable Terms Agreement.

“Issuer Free Writing Prospectus” means, with respect to any offering of Securities, any “issuer free writing prospectus”, as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that the form of prospectus (including a prospectus supplement) containing the 430B Information is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)(i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus) and (C) at the Effective Time relating to the Securities, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents referred to in this paragraph (b) based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

(c)(i)(A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405, that initially became effective within three years of the date of the Terms Agreement.  If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii)The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the most recent Statutory Prospectus made available by the Company to the underwriters through the Representatives for distribution to investors generally prior to the Applicable Time, and the other information, if any, specified in a schedule to the Terms Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(e)Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the

Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)Neither the Company nor any of its consolidated subsidiaries nor, to the knowledge of the Company, any director, officer, agent (in its capacity as such), employee or affiliate of the Company or any of its consolidated subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); and the Company, its consolidated subsidiaries and, to the knowledge of the Company, its affiliates, have conducted their businesses in compliance with the FCPA, and the Company and its consolidated subsidiaries have instituted and maintain policies and procedures reasonably designed to promote, and which are reasonably expected to continue to promote, continued compliance therewith.

(g)The operations of the Company and its consolidated subsidiaries are in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the federal money laundering statutes of Mexico (collectively, the “Money Laundering Laws”), and there is no action, suit or proceeding by a governmental agency, authority or body involving the Company, any of its consolidated subsidiaries or, to the knowledge of the Company, its affiliates with respect to the Money Laundering Laws pending or, to the best knowledge of the Company, threatened.

(h)None of the Company, any of its consolidated subsidiaries or, to the knowledge of the Company, any director, officer, agent (in its capacity as such), employee or affiliate of the Company or any of its consolidated subsidiaries is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual, entity or vessel, for the purpose of financing the activities or business of or with any individual, entity or vessel, or in any country or territory, if such financing is, at the time thereof prohibited by any U.S. sanctions administered or enforced by OFAC or the U.S. Department of State.

3.Purchase and Offering of Securities.  The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communications (the “Terms Agreement”) at the time the Company determines to sell the Securities.  The Terms Agreement will generally be in the form attached hereto as Annex I and will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below).  The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities.  The obligations of the Underwriters to purchase the Securities will be several and not joint.  It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Final Prospectus.  The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex II attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve.  Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.  On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”).  The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.  If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company.  The

Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

4.Certain Agreements of the Company.  The Company agrees with the several Underwriters that it will furnish to Cravath, Swaine & Moore LLP, special counsel for the Underwriters (or any other counsel named as counsel for the Underwriters in any Terms Agreement), one signed copy of the Registration Statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

(a)The Company has filed or will file each Statutory Prospectus (including a Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and after consultation with the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of the applicable Terms Agreement. The Company has complied and will comply with Rule 433 under the Act.

(b)The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or any additional information and (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof (or the threatening of any proceeding for that purpose) and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by an underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Final Prospectus to comply with the Act, the Company shall (i) promptly notify the Representatives and (ii) promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

(d)As soon as practicable, the Company will make publicly available an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

(f)The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g)During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; provided, however, that for so long as the Company is required to file reports and information with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and in accordance therewith files such reports and information with the Commission, which are available to the public without cost, the Representatives (and the other Underwriters) shall be deemed to have been furnished all such reports and information.

(h)The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities and for expenses incurred in distributing any Statutory Prospectus and the Final Prospectus to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectus to investors or prospective investors.

(i)If set forth in the applicable Terms Agreement, for a period beginning at the time of execution of the Terms Agreement and ending 10 days after the Closing Date, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (the “Clear Market Provision”).

5.Free Writing Prospectuses.  (a)  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, that is either required to be filed with the Commission or contains “issuer information” as such term is defined in Rule 433.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433,  and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)Term Sheets.  The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information”, as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i)(y) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

6.Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations.  No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.  The Company also shall not have received any notice pursuant to Rule 401(g)(2) of the Act.

(b)Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the

Underwriters, including any Representatives, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Company’s debt securities by Moody’s Investors Service, Inc., or Standard & Poor’s Ratings Services; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; (v) a material disruption in commercial banking or securities settlement or clearance services in the United States if a majority in interest of the Underwriters determine that any such material disruption would prevent the completion of the sale of, and payment for, the Securities, and, to the extent applicable, other similar securities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity, crisis or emergency (or any substantial escalation thereof) if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

(c)(i)  The Representatives shall have received an opinion, dated the Closing Date, of the Senior Vice President and General Counsel or Associate General Counsel of the Company or other counsel satisfactory to the Representatives, to the effect that:

(A)the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Utah, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it is required to be so qualified, except where the failure to be so qualified would not involve a material risk to the business, operations, or financial condition or results of the Company, taken as a whole;

(B)the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles; and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, to the description thereof contained in the General Disclosure Package and the Final Prospectus;

(C)no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws in connection with the issuance or sale of the Securities by the Company;

(D)the execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of the charter or by-laws of the Company or any of the terms and provisions of, or constitute a default under, any material statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

(E)the Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act and the Company has not received any notice pursuant to Rule 401(g)(2) of the Act;

(F)based on the information gained in the course, in such counsel’s role as General Counsel or Associate General Counsel, of such counsel’s participation in certain meetings and making of certain inquiries and investigations in connection with the preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus, the Registration

Statement  at the time it initially became effective (or, if applicable, at the time it was last amended or deemed to be amended) and the Final Prospectus, as of its date and as of the Closing Date, and any amendment or supplement thereto, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and

(G)the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

In rendering such opinion, such Senior Vice President and General Counsel, Associate General Counsel or other counsel may rely as to the incorporation of the Company, the authorization, execution and delivery of the Terms Agreement and all other matters governed by Utah law upon the opinion of Jeffery J. Devashrayee, Esq., or other Utah counsel satisfactory to the Representatives, a copy of which shall be delivered concurrently with the opinion of such General Counsel, Associate General Counsel or other counsel and addressed to the Underwriter.

(ii)The Representatives shall have received a statement, dated the Closing Date, of the Senior Vice President and General Counsel or Associate General Counsel of the Company or other counsel satisfactory to the Representatives, to the effect that (A) nothing has come to such counsel’s attention in the course of performing such activities that caused the counsel to believe that (1) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Final Prospectus, as of its date or at the Closing Date, included or includes, an untrue statement of material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the General Disclosure Package, considered together as of the Applicable Time, included an untrue statement of a material fact or omitted to state a fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel may state that in rendering the foregoing opinions in this clause (ii), such counsel does not assume responsibility for the accuracy or completeness of statements made in the Registration Statement, the General Disclosure Package and the Final Prospectus, except as provided in (B) and (C) herein; (B) the descriptions in the Registration Statement, the General Disclosure Package and the Final Prospectus of statutes, legal and governmental proceedings and contracts and other documents fairly present the information required to be shown; and (C) such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package

or the Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the General Disclosure Package and the Final Prospectus;

(d)The Representatives shall have received from Cravath, Swaine & Moore LLP, special counsel for the Underwriters (or any other counsel named as counsel for the Underwriters in any Terms Agreement), such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the General Disclosure Package and the Final Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Cravath, Swaine & Moore LLP (or such other counsel for the Underwriters named in any Terms Agreement) may rely as to the incorporation of the Company, the authorization, execution and delivery of the Terms Agreement and all other matters governed by Utah law upon the opinion of Jeffery J. Devashrayee, Esq., or such other counsel as referred to above.

(e)The Representatives shall have received a certificate, dated the Closing Date, of (i) the Chairman, the President, any Vice-President, the Treasurer or any Assistant Treasurer and (ii) a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof, or any notice objecting to its use, has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package and the Final Prospectus or as described in such certificate.

(f)The Representatives shall have received a letter, dated the date of the Terms Agreement, of Deloitte & Touche LLP, or any successor firm, confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder, and stating in effect that:

(i)in their opinion, the consolidated financial statements and financial statement schedules audited by them and included or incorporated by reference in the General Disclosure Package contained in the Registration Statement relating to the Registered Securities, as amended to the date of such letter, comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii)on the basis of a reading of the latest available interim financial statements of the Company, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)the unaudited financial statements, if any, included or incorporated by reference in the General Disclosure Package and the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited financial statements included in the General Disclosure Package and the Registration Statement;

(B)the unaudited capsule information, if any, included in the General Disclosure Package and the Registration Statement does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the General Disclosure Package and the Registration Statement;

(C)at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of the Terms Agreement, there was any change in the common stock or any increase in debt due within one year or debt due after one year of the Company and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or common shareholders’ equity, as compared with amounts shown on the latest balance sheet included in the General Disclosure Package and the Registration Statement; or

(D)for the period from the date of the latest income statement included in the General Disclosure Package and the Registration Statement to the closing date of the latest available income statement read by such accountants, or at a subsequent specified date not more than five days prior to the date of the Terms Agreement, there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenues, operating income, income before extraordinary items or net income; except in all cases set forth in clauses (C) and (D) above for changes or decreases which the General Disclosure Package and the Registration Statement disclose have occurred or may occur or which are described in such letter; and

(iii)they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the General Disclosure Package and the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are contained in the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.  All financial statements and schedules included in material incorporated by reference into the General Disclosure Package and the Registration Statement shall be deemed included in the General Disclosure Package and the Registration Statement, respectively.

(g)The Representatives shall have received a letter dated the Closing Date, of Deloitte & Touche LLP, or any successor firm, which meets the requirements of subsection (f) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for purposes of this subsection and all references to the General Disclosure Package shall be references to the Final Prospectus.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

7.Indemnification and Contribution.    (a)  The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or an Issuer Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

(b)Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement,  the General Disclosure Package at any time, the Final Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c)Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8.Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 9.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.  The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the principal amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

9.Absence of Fiduciary Relationship.    The Company acknowledges and agrees that (a) the Representatives have been retained solely to act as underwriters in connection with the offering of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, the related Terms Agreement, the General Disclosure Package or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters; (b) the price of the Securities set forth in the Terms Agreement was established by the Company following discussions and arms-length negotiations with the Representatives; (c) the Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

10.Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities.  If the Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect.  If the purchase of the Securities by the Underwriters is not consummated for any reason other than because of the termination of the Terms Agreement pursuant to Section 8 or the occurrence of any event specified in Section 6(b), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

11.Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, faxed or e-mailed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered, faxed or e-mailed and confirmed to it at 1400 Douglas Street, Omaha, Nebraska 68179, Attention: Treasurer.

12.Successors.  This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13.APPLICABLE LAW.  THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

UNION PACIFIC CORPORATION

(“Company”)

Debt Securities

TERMS AGREEMENT

Union Pacific Corporation

1400 Douglas Street

Omaha, Nebraska 68179

Attention: Gary W. Grosz

February  25, 2016

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement to which this Terms Agreement is attached (the “Underwriting Agreement”), $500,000,000 aggregate principal amount of 2.750% notes due 2026 (the “2026 Notes”), $600,000,000 aggregate principal amount of 4.050% notes due 2046 (the “2046 Notes”) and $200,000,000 aggregate principal amount of 4.375% notes due 2065 (the “2065 Notes” and, together with the 2026 Notes and the 2046 Notes, collectively, the “Notes”) on the following terms:

TITLE: 2.750% Notes due 2026, 4.050% Notes due 2046 and 4.375% Notes due 2065.

PRINCIPAL AMOUNT: $500,000,000 principal amount of the 2026 Notes, $600,000,000 principal amount of the 2046 Notes and $200,000,000 principal amount of the 2065 Notes.

INTEREST: 2.750% per annum with respect to the 2026 Notes, from March 1, 2016, payable semiannually on March 1 and September 1, commencing September 1, 2016, to holders of record on the preceding February 15 and August 15, as the case may be. 4.050% per annum with respect to the 2046 Notes, from March 1, 2016, payable semiannually on March 1 and September 1, commencing September 1, 2016, to holders of record on the preceding February 15 and August 15, as the case may be.  4.375% per annum with respect to the 2065 Notes, from October 29, 2015, payable semiannually on May 15 and November 15, commencing May 15, 2016, to holders of record on the preceding May 1 and November 1, as the case may be.

MATURITY: March 1, 2026 as to the 2026 Notes, March 1, 2046 as to the 2046 Notes and November 15, 2065 as to the 2065 Notes.

OPTIONAL REDEMPTION: At any time prior to December 1, 2025, in the case of the 2026 Notes, September 1, 2045 in the case of the 2046 Notes and May 15, 2065 in the case of the 2065 Notes, Notes of the applicable series will be redeemable in whole or in part at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the series of Notes to be redeemed that would be due if such series of Notes matured on the Par Call Date (as defined in the Statutory Prospectus) (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Statutory Prospectus with respect to the Notes) plus 20 basis points with respect to the 2026 Notes, 25 basis points with respect to the 2046 Notes and 30 basis points with respect to the 2065 Notes, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.  At any time on or after December 1, 2025, in the case of the 2026 Notes, September 1, 2045, in the case of the 2046 Notes and May 15, 2065, in the case of the 2065 Notes, Notes of the applicable series will be redeemable in whole or in part at any time and from time to time, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

SINKING FUND:  None.

DELAYED DELIVERY CONTRACTS:  None.

CLEAR MARKET PROVISION:  Yes______    No__X__

PURCHASE PRICE:  98.408% of principal amount for the 2026 Notes, plus accrued interest, if any, from March 1, 2016, 97.807% of principal amount for the 2046 Notes, plus accrued interest, if any, from March 1, 2016 and 94.231% of principal amount for the 2065 Notes, plus accrued interest, if any, from October 29, 2015.

REOFFERING PRICE:  99.058% of principal amount for the 2026 Notes, plus accrued interest, if any, from March 1, 2016, 98.682% of principal amount for the 2046 Notes, plus accrued interest, if any, from March 1, 2016 and 95.106% of principal amount for the 2065 Notes, plus accrued interest, if any, from October 29, 2015, in each case, subject to change by the undersigned.

APPLICABLE TIME:  4:45 p.m. (New York City time) on the date of this Terms Agreement.

CLOSING:  10:00 a.m. on March 1, 2016, at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, in same day funds.

NAMES AND ADDRESSES OF REPRESENTATIVES:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Fax: (646) 291-1469

Attn: General Counsel

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Fax: (212) 325-4296

Attn: LCD-IBCM

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Fax: (212) 834-6081

Attn: Investment Grade Syndicate Desk – 3rd Floor

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Fax: (212) 507-8999

Attn: Investment Banking Division

The Company has previously issued $400,000,000 aggregate principal amount of 4.375% Senior Notes due 2065 (the “Existing 2065 Notes”) under the Indenture.  The 2065 Notes and the Existing 2065 Notes will be treated as a single series for all purposes under the Indenture.

The respective principal amounts of the Notes to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The Notes will be made available for checking at the offices of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

 [SIGNATURE PAGE FOLLOWS]

Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us by mail, hand delivery, facsimile or other electronic transmission.

Very truly yours,

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC	Barclays Capital Inc.
Morgan Stanley & Co. LLC

On behalf of themselves and as Representatives of the several Underwriters

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski

Name: Brian D. Bednarski
Title: Managing Director

Credit Suisse Securities (USA) LLC

By:	/s/ Alan Kral

Name: Alan Kral
Title: Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya

Name: Som Bhattacharyya
Title: Vice President

Morgan Stanley & Co. LLC

By:	/s/ Yuni Slyc

Name: Yuni Slyc
Title: Executive Director

SCHEDULE A

Underwriter	Principal Amount of the 2026 Notes	Principal Amount of the 2046 Notes	Principal Amount of the 2065 Notes
Citigroup Global Markets Inc.	$97,500,000	$117,000,000	$39,000,000
Credit Suisse Securities (USA) LLC	$97,500,000	$117,000,000	$39,000,000
J.P. Morgan Securities LLC	$97,500,000	$117,000,000	$39,000,000
Morgan Stanley & Co. LLC	$97,500,000	$117,000,000	$39,000,000
Barclays Capital Inc.	$24,500,000	$29,400,000	$9,800,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$24,500,000	$29,400,000	$9,800,000
Wells Fargo Securities, LLC	$24,500,000	$29,400,000	$9,800,000
Mitsubishi UFJ Securities (USA), Inc.	$7,500,000	$9,000,000	$3,000,000
SunTrust Robinson Humphrey, Inc.	$7,500,000	$9,000,000	$3,000,000
U.S. Bancorp Investments, Inc.	$7,500,000	$9,000,000	$3,000,000
BNY Mellon Capital Markets, LLC	$3,500,000	$4,200,000	$1,400,000
Loop Capital Markets LLC	$3,500,000	$4,200,000	$1,400,000
Mizuho Securities USA Inc.	$3,500,000	$4,200,000	$1,400,000
PNC Capital Markets LLC	$3,500,000	$4,200,000	$1,400,000
Total	$500,000,000	$600,000,000	$200,000,000

SCHEDULE B

General Disclosure Package

1. General Use Free Writing Prospectuses include the final term sheet for the 2026 Notes, the final term sheet for the 2046 Notes and the final term sheet for the 2065 Notes, each dated February 25, 2016, substantially in the forms attached hereto as Schedule C, Schedule D and Schedule E respectively.

2. Statutory Prospectus dated February 25, 2016.

3. Other Information Included in the General Disclosure Package:

a.The following information is also included in the General Disclosure Package:  None

SCHEDULE C

Pricing Term Sheet
February 25, 2016

Union Pacific Corporation

2.750% Notes due 2026

Issuer:	Union Pacific Corporation
Ratings (Moody’s / S&P):	A3 / A*
Principal Amount:	$500,000,000
Trade Date:	February 25, 2016
Settlement Date:	March 1, 2016 (T+3)
Maturity:	March 1, 2026
Interest Payment Dates:	March 1 and September 1, commencing on September 1, 2016
Coupon:	2.750%
Price to Public:	99.058% of Principal Amount
Yield to Maturity:	2.859%
Benchmark Treasury:	UST 1.625% due February 15, 2026
Benchmark Treasury Price / Yield:	99-07+ / 1.709%
Spread to Benchmark Treasury:	+115 basis points
Optional Redemption Provisions:
Make-Whole Call:

At any time prior to December 1, 2025, at the greater of 100% or the make-whole amount at a discount rate equal to the Treasury Rate plus 20 basis points plus accrued and unpaid interest to the date of redemption.

Par Call:	At any time on or after December 1, 2025, at 100% plus accrued and unpaid interest to the date of redemption.
Change of Control:

Upon the occurrence of a Change of Control Repurchase Event, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase.

CUSIP / ISIN:	907818EH7 / US907818EH70
Denominations:	$1,000 x $1,000
Concurrent Debt Offering:	The Issuer is also offering $600,000,000 of 4.050% Senior Notes due 2046 and $200,000,000 of reopened 4.375% Senior Notes due 2065.
Joint Book-Running Managers:	Citigroup Global Markets Inc Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC
Senior Co-Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Co-Managers:

Mitsubishi UFJ Securities (USA), Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

BNY Mellon Capital Markets, LLC

Loop Capital Markets LLC

Mizuho Securities USA Inc.

PNC Capital Markets LLC

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

SCHEDULE C

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc., toll-free at 1-800-831-9146, calling Credit Suisse Securities (USA) LLC, toll-free at 1-800-221-1037, calling J.P. Morgan Securities LLC, collect at 1-212-834-4533, or calling Morgan Stanley & Co. LLC, toll-free at 1-866-718-1649.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE D

Pricing Term Sheet
February  25, 2016

Union Pacific Corporation

4.050% Notes due 2046

Issuer:	Union Pacific Corporation
Ratings (Moody’s / S&P):	A3 / A*
Principal Amount:	$600,000,000
Trade Date:	February 25, 2016
Settlement Date:	March 1, 2016 (T+3)
Maturity:	March 1, 2046
Interest Payment Dates:	March 1 and September 1, commencing on September 1, 2016
Coupon:	4.050%
Price to Public:	98.682% of Principal Amount
Yield to Maturity:	4.127%
Benchmark Treasury:	UST 3.000% due November 15, 2045
Benchmark Treasury Price / Yield:	108-23+ / 2.577%
Spread to Benchmark Treasury:	+155 basis points
Optional Redemption Provisions:
Make-Whole Call:

At any time prior to September 1, 2045, at the greater of 100% or the make-whole amount at a discount rate equal to the Treasury Rate plus 25 basis points plus accrued and unpaid interest to the date of redemption.

Par Call:	At any time on or after September 1, 2045, at 100% plus accrued and unpaid interest to the date of redemption.
Change of Control:

Upon the occurrence of a Change of Control Repurchase Event, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase.

CUSIP / ISIN:	907818EJ3 / US907818EJ37
Denominations:	$1,000 x $1,000
Concurrent Debt Offering:	The Issuer is also offering $500,000,000 of 2.750% Senior Notes due 2026 and $200,000,000 of reopened 4.375% Senior Notes due 2065.
Joint Book-Running Managers:	Citigroup Global Markets Inc Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC
Senior Co-Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Co-Managers:

Mitsubishi UFJ Securities (USA), Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

BNY Mellon Capital Markets, LLC

Loop Capital Markets LLC

Mizuho Securities USA Inc.

PNC Capital Markets LLC

*Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

SCHEDULE D

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc., toll-free at 1-800-831-9146, calling Credit Suisse Securities (USA) LLC, toll-free at 1-800-221-1037, calling J.P. Morgan Securities LLC, collect at 1-212-834-4533, or calling Morgan Stanley & Co. LLC, toll-free at 1-866-718-1649.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE E

Pricing Term Sheet
February  25, 2016

Union Pacific Corporation

Reopening of 4.375% Notes due 2065 issued October 29, 2015

Issuer:	Union Pacific Corporation
Ratings (Moody’s / S&P):	A3 / A*
Principal Amount:

$200,000,000

The notes offered hereby constitute a further issuance of, and will be consolidated with, the $400,000,000 principal amount of 4.375% notes due 2065 issued October 29, 2015.  Upon completion of this offering the aggregate principal amount of notes outstanding will be $600,000,000.

Trade Date:	February 25, 2016
Settlement Date:	March 1, 2016 (T+3)
Maturity:	November 15, 2065
Interest Payment Dates:	May 15 and November 15, commencing on May 15, 2016
Coupon:	4.375%
Price to Public:	95.106% of Principal Amount, plus accrued and unpaid interest from October 29, 2015
Yield to Maturity:	4.627%
Benchmark Treasury:	UST 3.000% due November 15, 2045
Benchmark Treasury Price / Yield:	108-23+ / 2.577%
Spread to Benchmark Treasury:	+205 basis points
Optional Redemption Provisions:
Make-Whole Call:

At any time prior to May  15, 2065, at the greater of 100% or the make-whole amount at a discount rate equal to the Treasury Rate plus 30 basis points plus accrued and unpaid interest to the date of redemption.

Par Call:	At any time on or after May 15, 2065, at 100% plus accrued and unpaid interest to the date of redemption.
Change of Control:

Upon the occurrence of a Change of Control Repurchase Event, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase.

CUSIP / ISIN:	907818EG9 / US907818EG97
Denominations:	$1,000 x $1,000
Concurrent Debt Offering:	The Issuer is also offering $500,000,000 of 2.750% Senior Notes due 2026 and $600,000,000 of 4.050% Senior Notes due 2046.
Joint Book-Running Managers:	Citigroup Global Markets Inc Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC
Senior Co-Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Co-Managers:

Mitsubishi UFJ Securities (USA), Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

BNY Mellon Capital Markets, LLC

Loop Capital Markets LLC

Mizuho Securities USA Inc.

PNC Capital Markets LLC

SCHEDULE E

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc., toll-free at 1-800-831-9146, calling Credit Suisse Securities (USA) LLC, toll-free at 1-800-221-1037, calling J.P. Morgan Securities LLC, collect at 1-212-834-4533, or calling Morgan Stanley & Co. LLC, toll-free at 1-866-718-1649.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

To:                   Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives for the several Underwriters.

February  25, 2016

We accept the offer contained in your letter dated February 25, 2016, relating to $500,000,000 aggregate principal amount of our 2.750% Notes due 2026, $600,000,000 aggregate principal amount of our 4.050% Notes due 2046 and $200,000,000 aggregate principal amount of our 4.375% Notes due 2065. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement (the “Underwriting Agreement”) attached to your offer as they relate to the undersigned’s registration statement on Form S-3 (No. 333-201958) (the “Registration Statement”) and the Indenture dated as of April 1, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as Trustee, are true and correct, no stop order or notice pursuant to Rule 401(g)(2) of the Securities Act of 1933, suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the General Disclosure Package.

[SIGNATURE ON THE FOLLOWING PAGE]

Very truly yours,

UNION PACIFIC CORPORATION

By:	/s/ Gary W. Grosz
Name: Gary W. Grosz
Title: Assistant Treasurer